SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of Report:

                                December 22, 1999


                                  DESIGNS, INC.
             (Exact Name of registrant as specified in its charter)


     Delaware                       0-15898                   04-2623104
(State or other jurisdiction      (Commission                (IRS Employer
    of incorporation)              File Number)            Identification No.)


                 66 B Street, Needham, Massachusetts           02494
               (Address of principal executive offices)      (Zip Code)


                                 (781) 444-7222
              (Registrant's telephone number, including area code)



Item 4.  Changes in Registrant's Certifying Accountant

         On December 21, 1999 Designs, Inc. (the "Company") dismissed its principal independent accountants Arthur Andersen LLP ("Arthur Andersen"). On December 21, 1999, the Company engaged Deloitte & Touche LLP as its new principal independent accountants. The Company's Board of Directors and its Audit Committee unanimously approved the change of principal independent accountants.

         On June 26, 1998 the Company filed with the Commission a Current Report on Form 8-K reporting that the Company had dismissed Coopers & Lybrand L.L.P as its principal independent accountants and had retained Arthur Andersen as its principal independent accountants.

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         Since Arthur Andersen was retained on June 26, 1998 and thereafter through December 21, 1999 there were no disagreements between the Company and Arthur Andersen on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference to the subject matter thereof in its reports. Since Arthur Andersen was retained on June 26, 1998 and thereafter through December 21, 1999 there was no occurrence of the kinds of events described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Commission. In addition, none of the reports issued by Arthur Andersen concerning the Company's financial statements since it was retained on June 26, 1998 and thereafter through December 21, 1999 contain any adverse opinion or disclaimer of opinion. Such reports were not qualified or modified as to uncertainty, audit scope, or accounting principles.


Item 7.  Financial Statements, ProForma Financial Information and Exhibits

Exhibit 16.1 Letter from Arthur Andersen LLP, dated December 22, 1999, regarding its concurrence with the Company's disclosure in this Report.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DESIGNS, INC.



Date: December 22, 1999                 By: /s/ John J. Schultz
                                            ---------------------------------
                                            John J. Schultz
                                            Its: President and
                                                 Chief Executive Officer